UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 22, 2008

SourceForge, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Castro Street, Suite 450
Mountain View, CA 94041
(Address of principal executive offices, including zip code)

(650) 694-2100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SourceForge, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to amend the Company’s Form 8-K, originally filed with the Securities and Exchange Commission on September 25, 2008 (the “Original Filing”), to disclose the subsequent appointment of Suzanne M. Present to the Compensation Committee of the Company’s Board of Directors. The initial appointment of Ms. Present to the Company’s Board of Directors was disclosed in the Original Filing. At the time of the Original Filing, the Company’s Board of Directors had not determined the committees, if any, to which Ms. Present would be appointed. The disclosure under Item 5.02 of the Original Filing is hereby amended to include the disclosure under Item 5.02 of this Amendment No. 1.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)  On October 15, 2008, Carl Redfield accepted the Board’s appointment as a member of the Audit Committee of the Company’s Board of Directors and in connection with such appointment the Board of Directors (a) accepted the resignations of (i) Carl Redfield from the Compensation Committee of the Board of Directors and (ii) Scott E. Howe’s resignation from the Audit Committee, and (b) appointed Suzanne M. Present to the Compensation Committee of the Company’s Board of Directors, all effective as of October 10, 2008. Accordingly, the current committee membership of the Company’s Board of Directors is as follows:

•	Audit Committee: Andrew Anker (Chairman and Financial Expert), Ram Gupta and Carl Redfield

•	Compensation Committee: David B. Wright (Chairman), Scott E. Howe and Suzanne M. Present

•	Nominating Committee: Carl Redfield (Chairman), Andrew Anker and Ram Gupta

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOURCEFORGE, INC. a Delaware corporation

By:	/s/ Patricia S. Morris
Patricia S. Morris Senior Vice President and Chief Financial Officer

Date: October 21, 2008